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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 1, 2007, accompanying the consolidated financial statements and schedules (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment") and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of SPSS Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Chicago, Illinois
June 15, 2007